UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2026

Swarmer, Inc

(Exact name of registrant as specified in its charter)

Delaware	001-43192	93-1378503
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4515 Seton Center Pkwy #330, Austin, TX 78759

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 305-3513

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	SWMR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed, on May 11, 2026, Swarmer, Inc’s (the “Company”) wholly-owned subsidiary, Swarmer Estonia OÜ (“Swarmer Estonia”), a private limited company organized under the laws of Estonia, entered into a Master Supplier Agreement (“MB MSA”) with Meta Bureau LLC (“MB”) for the use of the Company’s proprietary software in MB’s quadcopter bombers and other unmanned aerial vehicles pursuant to three licenses.

On June 25, 2026, Swarmer Estonia entered into an Amended and Restated Master Supplier Agreement (the “A&R MB MSA”) with MB, pursuant to which the initial lump-sum license fees payable by MB were reduced to approximately $2.5 million and the option for additional software upgrades under the MB MSA were eliminated. The A&R MB MSA retains the initial one-year term, which shall automatically renew for successive one-year periods subject to termination upon 30-days written notice.

On June 25, 2026, in connection with the entry into the A&R MB MSA, Swarmer Estonia entered into a Master Supplier Agreement (“Progress MSA”) with Progress TRW S.R.O. (“Progress”) for the use of the Company’s proprietary software in MB’s quadcopter bombers and other unmanned aerial vehicles. The Progress MSA includes initial lump-sum license fees in an aggregate amount of approximately $1.4 million, for an aggregate of approximately $3.9 million in initial lump-sum license fees payable to the Company pursuant to the A&R MB MSA and Progress MSA. Additionally, the Progress MSA provides for additional software upgrades upon Progress’ election, with additional fees of up to approximately $10.4 million upon any such election in full, which upgrades were previously reflected in the MB MSA prior to its amendment. The Progress MSA has an initial term of one year, which term shall automatically renew for successive one-year periods subject to termination upon 30-days written notice.

The foregoing summaries of the A&R MB MSA and Progress MSA are not complete and are qualified in their entirety by reference to the full text of the A&R MB MSA and Progress MSA, respectively, copies of which the Company expects to file with the U.S. Securities and Exchange Commission as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2026.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Swarmer, Inc

Date: June 30, 2026	By:	/s/ Alexander Fink
	Name:	Alexander Fink
	Title:	Chief Executive Officer (U.S.) and President